Exhibit 99.1

FOR IMMEDIATE RELEASE: MAY 2, 2022

LEGGETT & PLATT REPORTS RECORD 1Q RESULTS

Carthage, MO, May 2, 2022 ---

•	Record 1Q sales[1] of $1.32 billion, a 15% increase vs 1Q21

•	Record 1Q EBIT of $138 million, up $10 million vs 1Q21

•	Record 1Q EPS of $.66, an increase of $.02 vs 1Q21

•	2022 guidance unchanged: sales of $5.3–$5.6 billion; EPS of $2.70–$3.00

Diversified manufacturer Leggett & Platt reported record first quarter sales1 of $1.32 billion, a 15% increase versus first quarter last year.

•	Organic sales[2] were up 13%

•	Volume was down 4%, primarily from demand softness in U.S. and European bedding markets, partially offset by growth in our Work Furniture, Aerospace, and Hydraulic Cylinders businesses

•	Raw material-related selling price increases added 18% to sales

•	Currency impact decreased sales 1%

•	Acquisitions, net of divestitures, increased sales 2%

First quarter EBIT was $138 million, a first quarter record. EBIT was up $10 million or 8% from first quarter 2021 EBIT.

•

EBIT increased primarily from metal margin expansion in our Steel Rod business and pricing discipline in the Furniture, Flooring & Textile Products segment, partially offset by lower volume primarily in the Bedding segment, higher raw material and transportation costs in Automotive generally, and production inefficiencies and related premium freight costs in a North American Automotive facility

•	EBIT margin was 10.4%, down from 11.1% in the first quarter of 2021

First quarter EPS was $.66, also a first quarter record. EPS increased $.02 versus first quarter 2021 EPS, reflecting higher EBIT partially offset by higher tax rate ($.03/share) and interest expense ($.01/share).

CEO COMMENTS

President and CEO Mitch Dolloff commented, “We delivered another quarter of record sales1 and EPS, as well as improved cash from operations. Our employees around the world once again successfully managed an incredibly dynamic operating environment. Our full year guidance remains unchanged as we balance strong first quarter results, which were in line with our expectations, with continuing macro market uncertainties, including supply chain constraints, inflation, tighter monetary policy, the invasion of Ukraine, and COVID lockdowns in China.

[1]	Sales from continuing operations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

“The hard work and dedication of our employees have positioned us well, both competitively and financially, to capitalize on long-term opportunities in our various end markets. Our enduring fundamentals give us confidence in our ability to continue creating long-term value for our shareholders.”

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[3] was 2.32x trailing 12-month adjusted EBITDA[3]

•

Operating cash flow was $39 million in the first quarter, an increase of $50 million versus first quarter 2021, primarily from lower working capital increases this year as we began to return to more normal levels of inventory

•	Capital expenditures were $19 million

•	Total liquidity was $1.5 billion

DIVIDEND

•	In February, Leggett & Platt’s Board of Directors declared a $.42 first quarter dividend, two cents higher than last year’s first quarter dividend

•	At an annual indicated dividend of $1.68 per share, the yield is 4.7% based upon Friday’s closing stock price of $35.63 per share

STOCK REPURCHASES

•	Repurchased .6 million shares at an average price of $37.17

•	Issued .7 million shares through employee benefit plans

•	Shares outstanding at the end of the first quarter were 133.5 million

2022 GUIDANCE

•	Full year 2022 sales and EPS guidance unchanged

•	Sales are expected to be $5.3–$5.6 billion, +4% to +10% versus 2021

•	Volume is expected to be roughly flat, with:

•	Flat to down mid-single digits in Bedding Products Segment

•	Up mid- to high-single digits in Specialized Products Segment

•	Roughly flat in Furniture, Flooring & Textile Products Segment

•	Raw material-related price increases expected to add sales growth

•	Small acquisitions completed in 2021, net of divestitures, expected to add 1%

•	EPS is expected to be $2.70–$3.00

•	Based on this framework, EBIT margin should be 10.5% to 11.0%

•	Additional expectations unchanged:

•	Depreciation and amortization $200 million

•	Net interest expense $80 million

•	Effective tax rate 23%

•	Operating cash flow approximately $600 million

•	Capital expenditures $150 million

•	Dividends $230 million

•	Fully diluted shares 137 million

•	Share repurchases to offset share issuances

[3]	Please refer to attached tables for Non-GAAP Reconciliations

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SEGMENT RESULTS – First Quarter 2022 (versus 1Q 2021)

Bedding Products –

•	Trade sales increased 19%

•	Volume decreased 9%, primarily due to demand softness in U.S. and European bedding markets

•	Raw material-related selling price increases added 26%

•	Currency impact decreased sales 1%

•	Acquisitions, net of divestitures, added 3% to sales growth

•	The Kayfoam acquisition completed in June 2021 contributed 4% to sales

•	Divestitures of small operations in Drawn Wire and International Bedding decreased sales by 1%

•	EBIT increased $12 million, primarily from higher metal margin, partially offset by lower volume and lower overhead absorption as production and inventory levels were adjusted to meet reduced demand

Specialized Products –

•	Trade sales increased 2%

•

Volume increased 3% from sales growth in Aerospace and Hydraulic Cylinders, partially offset by slightly lower sales in Automotive due to multiple supply chain constraints impacting global automotive production

•	Raw material-related price increases in Hydraulic Cylinders added 1%

•	Currency impact decreased sales 2%

•

EBIT decreased $15 million, primarily from higher raw material and transportation costs in Automotive generally, and production inefficiencies and related premium freight costs in a North American Automotive facility

Furniture, Flooring & Textile Products –

•	Trade sales increased 17%

•	Volume was flat, with growth in Work Furniture offset by declines in Flooring, Textiles, and Home Furniture

•	Raw material-related selling price increases added 17%

•	EBIT increased $14 million, primarily from pricing discipline

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, May 3. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Second quarter results will be released after the market closes on Monday, August 1, 2022, with a conference call the next morning.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 139-year-old Company is comprised of 15 business units, approximately 20,000 employees, and 130 manufacturing facilities located in 17 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, volume growth; acquisition and divestiture activity; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; our EBIT margin, effective tax rate, amount of dividends, and raw material-related price increases. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-

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looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has had, and depending on the length and severity of the pandemic and the percentage of the population vaccinated and effectiveness of any vaccines, could, in varying degrees, negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries, (b) our manufacturing facilities’ ability to remain open and fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) our ability to collect trade and other notes receivables in accordance with their terms, (d) impairment of goodwill and long-lived assets, (e) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from Russia’s invasion of Ukraine; adverse impact from supply chain disruptions; our ability to deleverage; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials (including microchips and chemicals) due to supply chain disruptions or otherwise, labor, and energy costs; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; changing tax rates; increased trade costs; cybersecurity breaches; customer losses and insolvencies; disruption to our steel rod mill; foreign currency fluctuation; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change and ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	May 2, 2022

RESULTS OF OPERATIONS	FIRST QUARTER
(In millions, except per share data)	2022	2021	Change
Trade sales	$1,322.3	$1,150.9	15%
Cost of goods sold	1,055.0	903.4

Gross profit	267.3	247.5	8%
Selling & administrative expenses	111.7	106.3	5%
Amortization	17.0	15.8
Other expense (income), net	1.0	(2.3)

Earnings before interest and taxes	137.6	127.7	8%
Net interest expense	19.5	18.4

Earnings before income taxes	118.1	109.3
Income taxes	27.7	21.8

Net earnings	90.4	87.5
Less net income from noncontrolling interest	—	—

Net Earnings Attributable to L&P	$90.4	$87.5	3%

Earnings per diluted share
Net earnings per diluted share	$0.66	$0.64	3%
Shares outstanding
Common stock (at end of period)	133.5	133.2	0.2%
Basic (average for period)	136.6	136.0
Diluted (average for period)	136.9	136.3	0.4%

CASH FLOW	FIRST QUARTER
(In millions)	2022	2021	Change
Net earnings	$90.4	$87.5
Depreciation and amortization	45.7	46.1
Working capital decrease (increase)	(114.4)	(152.5)
Impairments	—	—
Other operating activities	17.3	8.3

Net Cash from Operating Activities	$39.0	$(10.6)	468%
Additions to PP&E	(18.7)	(24.0)
Purchase of companies, net of cash	—	(27.3)
Proceeds from business and asset sales	2.4	—
Dividends paid	(56.0)	(53.0)
Repurchase of common stock, net	(21.6)	(6.7)
Additions (payments) to debt, net	20.9	109.2
Other	(0.4)	(2.7)

Increase (Decrease) in Cash & Equivalents	$(34.4)	$(15.1)

FINANCIAL POSITION	Mar 31,	Dec 31,
(In millions)	2022	2021	Change
Cash and equivalents	$327.3	$361.7
Receivables	704.9	651.5
Inventories	1,045.8	993.2
Other current assets	60.0	58.9

Total current assets	2,138.0	2,065.3	4%
Net fixed assets	768.6	781.5
Operating lease right-of-use assets	190.8	192.6
Goodwill	1,445.6	1,449.6
Intangible assets and deferred costs, both at net	798.8	818.3

TOTAL ASSETS	$5,341.8	$5,307.3	1%

Trade accounts payable	$622.0	$613.8
Current debt maturities	301.3	300.6
Current operating lease liabilities	45.8	44.5
Other current liabilities	382.1	376.8

Total current liabilities	1,351.2	1,335.7	1%

Long-term debt	1,803.1	1,789.7	1%
Operating lease liabilities	150.0	153.0
Deferred taxes and other liabilities	366.1	380.3
Equity	1,671.4	1,648.6	1%

Total Capitalization	3,990.6	3,971.6	0%

TOTAL LIABILITIES & EQUITY	$5,341.8	$5,307.3	1%

LEGGETT & PLATT	Page 6 of 7	May 2, 2022

SEGMENT RESULTS [1]	FIRST QUARTER
(In millions)	2022	2021	Change
Bedding Products
Trade sales	$639.4	$535.8	19%
EBIT	76.2	63.8	19%
EBIT margin	11.9%	11.9%	0 bps [2]
Depreciation and amortization	26.2	26.1

EBITDA	102.4	89.9	14%
EBITDA margin	16.0%	16.8%	-80 bps
Specialized Products
Trade sales	$264.1	$257.6	2%
EBIT	20.3	35.2	(42)%
EBIT margin	7.7%	13.7%	-600 bps
Depreciation and amortization	10.8	11.1

EBITDA	31.1	46.3	(33)%
EBITDA margin	11.8%	18.0%	-620 bps
Furniture, Flooring & Textile Products
Trade sales	$418.8	$357.5	17%
EBIT	42.7	28.3	51%
EBIT margin	10.2%	7.9%	230 bps
Depreciation and amortization	5.9	6.1

EBITDA	48.6	34.4	41%
EBITDA margin	11.6%	9.6%	200 bps
Total Company
Trade sales	$1,322.3	$1,150.9	15%
EBIT - segments	139.2	127.3	9%
Intersegment eliminations and other	(1.6)	0.4

EBIT	137.6	127.7	8%
EBIT margin	10.4%	11.1%	-70 bps
Depreciation and amortization - segments	42.9	43.3
Depreciation and amortization - unallocated [3]	2.8	2.8

EBITDA	$183.3	$173.8	5%
EBITDA margin	13.9%	15.1%	-120 bps

LAST SIX QUARTERS [4]	2020	2021				2022
Selected Figures (In Millions)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,182.0	1,150.9	1,269.6	1,319.2	1,332.9	1,322.3
Sales growth (vs. prior year)	3%	10%	50%	9%	13%	15%
Volume growth (same locations vs. prior year)	3%	4%	31%	(6)%	(5)%	(4)%
Adjusted EBIT [5]	156.0	127.7	143.7	144.2	152.2	137.6
Cash from operations	218.8	(10.6)	40.9	50.1	190.9	39.0
Adjusted EBITDA (trailing twelve months) [5]	642.1	677.9	772.9	760.8	755.1	764.6
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,6]	2.42	2.46	2.32	2.41	2.29	2.32

Organic Sales (Vs. Prior Year) [7]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	5%	12%	50%	12%	15%	16%
Specialized Products	1%	9%	69%	(4)%	(4)%	2%
Furniture, Flooring & Textile Products	3%	12%	43%	12%	17%	17%
Overall	3%	11%	50%	8%	11%	13%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Consists primarily of depreciation of non-operating assets.
[4]	Effective 1/1/21: domestic steel-related inventory valuation methodology changed from LIFO to FIFO; 4Q 2020 presented has been adjusted to apply the effects of the change.
[5]	Refer to next page for non-GAAP reconciliations.
[6]	EBITDA based on trailing twelve months.
[7]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	May 2, 2022

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]
Non-GAAP Adjustments [8]	2020	2021				2022
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Gain on sale of real estate	—	—	(28.2)	—	—	—

Non-GAAP Adjustments (Pretax) [9]	—	—	(28.2)	—	—	—
Income tax impact	—	—	6.9	—	—	—

Non-GAAP Adjustments (After Tax)	—	—	(21.3)	—	—	—

Diluted shares outstanding	136.2	136.3	136.8	136.9	137.0	136.9
EPS Impact of Non-GAAP Adjustments	—	—	(0.16)	—	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [8]	2020	2021				2022
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,182.0	1,150.9	1,269.6	1,319.2	1,332.9	1,322.3
EBIT (earnings before interest and taxes)	156.0	127.7	171.9	144.2	152.2	137.6
Non-GAAP adjustments (pretax and excluding interest)	—	—	(28.2)	—	—	—

Adjusted EBIT	156.0	127.7	143.7	144.2	152.2	137.6

EBIT margin	13.2%	11.1%	13.5%	10.9%	11.4%	10.4%
Adjusted EBIT Margin	13.2%	11.1%	11.3%	10.9%	11.4%	10.4%

EBIT	156.0	127.7	171.9	144.2	152.2	137.6
Depreciation and amortization	48.4	46.1	48.1	46.6	46.5	45.7

EBITDA	204.4	173.8	220.0	190.8	198.7	183.3
Non-GAAP adjustments (pretax and excluding interest)	—	—	(28.2)	—	—	—

Adjusted EBITDA	204.4	173.8	191.8	190.8	198.7	183.3

EBITDA margin	17.3%	15.1%	17.3%	14.5%	14.9%	13.9%
Adjusted EBITDA Margin	17.3%	15.1%	15.1%	14.5%	14.9%	13.9%

Diluted EPS	0.79	0.64	0.82	0.71	0.77	0.66
EPS impact of non-GAAP adjustments	—	—	(0.16)	—	—	—

Adjusted EPS	0.79	0.64	0.66	0.71	0.77	0.66

Net Debt to Adjusted EBITDA [10]	2020	2021				2022
	4Q	1Q	2Q	3Q	4Q	1Q
Total debt	1,900.2	2,003.7	2,025.7	2,066.0	2,090.3	2,104.4
Less: cash and equivalents	(348.9)	(333.8)	(231.6)	(234.7)	(361.7)	(327.3)

Net debt	1,551.3	1,669.9	1,794.1	1,831.3	1,728.6	1,777.1
Adjusted EBITDA, trailing 12 months	642.1	677.9	772.9	760.8	755.1	764.6

Net Debt / 12-month Adjusted EBITDA	2.42	2.46	2.32	2.41	2.29	2.32

[8]	Management and investors use these measures as supplemental information to assess operational performance.
[9]	The ($28.2) 2Q 2021 non-GAAP adjustment affected the Other income line on the income statement.
[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]	Calculations impacted by rounding.